UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2023

Enact Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40399	46-1579166
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

8325 Six Forks Road
Raleigh, North Carolina 27615
(919) 846-4100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ACT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 12, 2023, Enact Holdings, Inc. (the “Corporation”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of the Corporation’s stockholders at the Annual Meeting are as follows:

Proposal 1: Election of directors to serve until the Corporation’s 2024 Annual Meeting of Stockholders.

	Votes “For”	Votes “Withheld”	Broker Non-Votes
DOMINIC J. ADDESSO	161,120,610	206,003	270,138
MICHAEL A. BLESS	161,258,757	67,856	270,138
JOHN D. FISK	161,260,763	65,850	270,138
ROHIT GUPTA	161,260,637	65,976	270,138
SHEILA HOODA	160,363,308	963,305	270,138
THOMAS J. MCINERNEY	157,521,871	3,804,742	270,138
ROBERT P. RESTREPO, JR.	161,228,303	98,310	270,138
DEBRA W. STILL	161,255,726	70,887	270,138
WESTLEY V. THOMPSON	161,258,355	68,258	270,138
JEROME T. UPTON	161,301,233	25,380	270,138
ANNE G. WALESKI	161,225,978	100,635	270,138

Proposal 2: Advisory vote to approve Named Executive Officer compensation.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
160,912,094	401,668	12,851	270,138

Proposal 3: Ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the 2023 fiscal year.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
160,722,298	873,990	463	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enact Holdings, Inc.

	By:	/s/ Hardin Dean Mitchell
		Name:	Hardin Dean Mitchell
		Title:	Executive Vice President, Chief Financial Officer and Treasurer
Dated: May 16, 2023

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